Exhibit 23(a)




             CONSENT OF INDEPENDENT ACCOUNTANTS

                     ----------------

We consent to the incorporation by reference in this Registration Statement on Form S-3 (which constitutes Post-Effective Amendment No. 1 to Registration Statement 33-33592) of NYNEX Corporation, relating to the registration of $950 million of equity and debt securities, of our report dated February 9, 1994 on our audits of the consolidated financial statements of NYNEX Corporation and its subsidiaries as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which report is incorporated by reference in the 1993 Annual Report on Form 10-K of NYNEX Corporation. We further consent to the incorporation by reference in this Registration Statement of our report dated February 9, 1994 on our audits of the consolidated financial statement schedules of NYNEX Corporation and its subsidiaries as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which report is included in the 1993 Annual Report on Form 10-K of NYNEX Corporation.

We consent to the reference to our Firm under the caption
"Experts" in the Prospectus which is part of the Registration Statement.

                                        Coopers & Lybrand
                                        Coopers & Lybrand


New York, New York
May 16, 1994